               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549
                            _________

                            FORM 8-K

                         CURRENT REPORT


             Pursuant to Section 13 or 15(d) of the

                 Securities Exchange Act of 1934


               Date of Report:  November 25, 1997
                (Date of earliest event reported)


                 JOHN DEERE CAPITAL CORPORATION
       (Exact name of registrant as specified in charter)

                            DELAWARE
         (State or other jurisdiction of incorporation)

                             1-6458
                    (Commission File Number)

                           36-2386361
                (IRS Employer Identification No.)

                            Suite 600
                 First Interstate Bank Building
                       1 East First Street
                       Reno, Nevada  89501
      (Address of principal executive offices and zip code)

                          (702)786-5527
      (Registrant's telephone number, including area code)

             _______________________________________

                       Page 1 of 4 pages.
              The Exhibit Index appears at Page 4.






















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Item 5.    Other Information Events.

John Deere Capital Corporation

The following is disclosed on behalf of the company's United
States credit subsidiary, John Deere Capital Corporation, in connection with the disclosure requirements of programs providing for the issuance of debt securities:

John Deere Capital Corporation's net income was $39.3 million in the fourth quarter of 1997 and $135.8 million for the entire year compared with $31.6 million and $134.1 million, respectively, last year. Fourth quarter and annual results reflect higher income from a larger average receivable and lease portfolio and higher gains from the sales of retail notes, partially offset by lower securitization and servicing fee income, narrower financing spreads and higher expenditures associated with several growth initiatives. The average balance of receivables and leases financed was 19 percent higher for the year compared with a year ago.

Receivable and lease acquisition volumes increased 15 percent during the fourth quarter and 17 percent for the year compared with last year. Volumes of John Deere notes acquired were 12 percent higher in the current year, primarily due to increased retail sales of John Deere equipment. Volumes of retail notes, wholesale receivables, leases and revolving charge accounts all increased in 1997 compared with last year. Annual 1997 retail note volumes totaled $3.362 billion, a 13 percent increase over 1996.

Net receivables and leases financed by John Deere Capital Corporation were $6.217 billion at October 31, 1997 compared with $5.536 billion one year ago. The increase resulted from acquisitions exceeding collections, partially offset by retail note sales. Net receivables and leases administered, which include receivables previously securitized and sold, totaled $7.531 billion at October 31, 1997 compared with $6.724 billion at October 31, 1996.



Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

         (c)    Exhibits

                (99) Press release and additional information of Deere & Company.


                             Page 2













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                            Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.



                            JOHN DEERE CAPITAL CORPORATION



                            By   /s/ Frank S. Cottrell
                                ---------------------------------
                                Frank S. Cottrell, Secretary


Dated:  November 25, 1997

































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                          Exhibit Index



                                                       Sequential
Number and Description of Exhibit                     Page Number
---------------------------------                     ----------



(99)    Press release and additional information of        --
        Deere & Company (Incorporated by reference to Deere & Company Current Report on Form 8-K dated November 25, 1997, file number 1-4121).






































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